Exhibit 5.1

SOPHiA GENETICS SA Zone artisanale La Pièce 12 1180 Rolle/VD Switzerland

June 7, 2024

SOPHiA GENETICS SA– Registration Statement on Form F-3

Ladies and Gentlemen

We, Niederer Kraft Frey Ltd, have acted as special Swiss counsel to SOPHiA GENETICS SA, a stock corporation incorporated under the laws of Switzerland (Company), in connection with the registration statement on Form F-3 (Registration Statement), to be filed on the date hereof with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended (Act), relating to the registration under the Act of up to 200,000 ordinary shares with a nominal value of CHF 0.05 each, of the Company (each an Ordinary Share and together Ordinary Shares).

1.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (including in the case of the Registration Statement, any document incorporated by reference therein or exhibit thereto) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of giving this opinion, we have only examined and relied on originals or copies of the following documents available to us (collectively Documents):

i.	an electronic copy of the Registration Statement;

ii.	an electronic copy of the articles of association of the Company, dated June 26, 2023 (Articles);

iii.	an electronic excerpt from the Commercial Register of the Canton of Vaud (Commercial Register) regarding the Company, dated June 6, 2024; and

iv.	an electronic copy of the resolutions of the board of directors of the Company (Board of Directors) dated May 1, 2024, approving, among other, the filing of the Registration Statement with the Commission (Board Resolutions).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

2.	Assumptions

In rendering the opinion below, we have assumed the following:

a.	the information set out in the Documents is true, accurate, complete and up-to-date as of the date of this opinion and no changes have been made or will be made to the Documents that should have been or should be reflected in the Documents as of the date of this opinion;

b.	the documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) are accurate and conform to the original;

c.	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;

d.	to the extent relevant for purposes of this letter, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;

e.	no laws other than those of Switzerland will affect any of the conclusions stated in this opinion;

f.	the Board Resolutions (i) have been duly resolved in duly executed circular resolutions, (ii) are a true record of the proceedings described therein and (iii) have not been rescinded or amended and are and will be in full force and effect until the issuance of all Ordinary Shares;

g.	prior to the issuance of the Ordinary Shares out of conditional capital, (i) a duly convened meeting of the Board of Directors will have validly resolved to issue them, (ii) the Ordinary Shares will be fully paid up (libérées) and registered in the competent Commercial Register in Switzerland and (iii) all other requirements under Swiss law, the Articles and the organizational regulations of the Board of Directors in connection with the creation and issuance of such Ordinary Shares will have been complied with;

h.	the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (restitution des versements) and has not undertaken and will not undertake an acquisition in kind (reprise de biens) or intended acquisition in kind (reprise de biens envisagée) without complying with the formal procedure set forth in article 628 of the Swiss Code of Obligations; and

i.	all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

3.	Opinion

Based upon the foregoing, in reliance thereon, and subject to the limitations and assumptions referred to above (2.) and the qualifications set out below (4.), we are of the following opinion:

a.	The Company is a corporation (société anonyme) validly existing under the laws of Switzerland.

b.	The Ordinary Shares, if and when issued by the Company and paid for, in accordance with Swiss law, the underlying contractual arrangements and the Articles, and registered in the Commercial Register, and if and/or when such Ordinary Shares have been entered into the Company's book of uncertificated securities, will be validly issued, fully paid as to their nominal value and non-assessable.

4.	Qualifications

The above opinions are subject to the following qualifications:

a.	The opinions set out above are subject to applicable bankruptcy, insolvency, reorganization, liquidation, moratorium, civil procedure and other similar laws and regulations as applicable to creditors, debtors, claimants and defendants generally as well as principles of equity (good faith) and the absence of a misuse of rights.

b.	Our opinions set out above are limited solely to the laws of Switzerland and we express no opinion herein concerning the laws of any other jurisdiction.

c.	We express no opinion as to any commercial, accounting, calculating, auditing or other non-legal matter as well as to the completeness or accuracy of the information contained in the Registration Statement. We express no opinion as to tax matters.

d.	The exercise of voting rights and rights related thereto with respect to any Ordinary Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

e.	We express no opinion as regards compliance with Swiss law and the Articles of the withdrawal of the preferential subscription rights (droits de souscription préférentiels) of the Company’s shareholders in connection with the issuance of the Ordinary Shares.

f.	When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the nominal share capital of the Company by the relevant holder of the Ordinary Shares.

g.	The resolutions of the Board of Directors or Company’s general meetings, as the case may be, may be challenged by shareholders in court or otherwise. Therefore, notwithstanding registration of the Ordinary Shares with the competent Commercial Register, any shareholder may challenge the resolutions taken by the Board of Directors or the general meeting of the shareholders of the Company, as the case may be, on which such registration of the Ordinary Shares with the competent Commercial Register may be based.

h.	The conditional capital for financing, acquisitions and other purposes currently contained in the Articles authorizes the Board of Directors to issue up 21,599,082 registered shares of CHF 0.05 nominal value each. We express no opinion as to the future availability and/or sufficiency of such registered shares under the conditional share capital for the purpose of the issue of the Ordinary Shares and the transactions contemplated under the Registration Statement.

i.	We express no opinion on the issue of registered shares out of conditional share capital provided for employee participation.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you on changes relevant to this opinion that may thereafter be brought to our attention.

This legal opinion is addressed to the Company. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement and the prospectus contained herein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act. This legal opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This legal opinion is furnished by us, as special Swiss counsel to the Company, in connection with the filing of the Registration Statement.

Any reliance on this opinion is limited to the legal situation existing at the date hereof, and we shall be under no obligation to advise you on or to amend this legal opinion letter to reflect any change in circumstances or applicable laws or regulations for any period after the date of issuance of this legal opinion letter.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. It may only be relied upon on the express condition that any issues of interpretation arising hereunder will be governed by the substantive laws of Switzerland.

Sincerely yours,

/s/ Niederer Kraft Frey Ltd

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